Exhibit 10.2.2

MANAGEMENT AND SERVICE AGREEMENT

This Management & Service Agreement (hereinafter referred as this “Agreement”) is made and entered into by and between the following parties on August 4, 2009 in Beijing of People’s Republic of China (hereinafter referred as “China”):

(1)	The Branch of Suixian Senior High School which is a private non-enterprise entity legally established and validly existing, and whose legal address is Doufu Yancun Bei, Huxi Road, Sui County, Shangqiu City, Henan Province (hereinafter “Suixian School”); and

(2)	Tianjin Frank Education Consultancy Co., Ltd, which is a wholly-foreign-owned enterprise legally established and validly existing under Chinese laws, and whose legal address is Room 3024, Building A, No.2 of Wuhuadao, Huayuan Industry District, Tianjin (hereinafter “Tianjin Frank”)

(Suixian School and Tianjin Frank shall hereinafter be referred to collectively as the “Parties” and individually as a “Party”).

Preamble

Whereas, Suixian School is a private non-enterprise entity incorporated in Shangqiu City, Henan Province and legally existing, and it mainly engages in ordinary senior high school education operations;

Whereas, Tianjin Frank is a limited liability company incorporated in Tianjin and legally existing, and its main business is investment consultancy, management consultancy, education consultancy and related technology consultancy services.

In consideration of mutual promises by the parties hereto, the parties agree as follows:

Article 1 Definitions

1.1	Unless the context otherwise provided, the following words have the meaning as below:

“Education operations” refers to all education operations legally managed and operated at present and at any time of the term of this Agreement by Suixian School.

“Service” refers to all services relevant to education operations of Suixian School provided under herein.

“Service Fee” refers to all fees paid by Suixian School to Tianjin Frank for consultancy and service provided by Tianjin Frank in accordance with Article 3 under this Agreement.

1.2	Invoking any laws or regulations (hereinafter referred as “Law”) under this Agreement shall be considered as:

(1)	simultaneously including invoking revised, modified, increased or newly enacted contents of these Law and no matter their effective time is before or after the signing of this Agreement; and

(2)	simultaneously including invoking other resolutions, notices or bylaws required by the above Law or subordinate to the Law.

1.3	Unless the context otherwise provided, article, section, item and paragraph in this Agreement refer to relevant contents under this Agreement.

Article 2 Service

2.1	The Parties provide for Service provided by Tianjin Frank to Suixian School under this Agreement includes: (1) providing to Suixian School complete solutions of information technology necessary for its education operations; (2) providing hardware equipment and daily management and maintenance of software system purchased from outside; (3) providing to Suixian School the development and update of resource management software of finance, personnel, etc necessary for its education operations; (4) help Suixian School to find investment chance and make investigation and research of industry; (5) provide consultancy service of operation and management in daily running education operations and help Suixian School train its interior staffs and/or (6) other services to be determined from time to time required by Suixian School. Tianjin Frank shall provide Service to Suixian School. within its education operations scope upon request of Suixian School in accordance with conditions and terms of this Agreement. Therefore Tianjin Frank shall equip all resources and staffs in full necessary for its providing Service to satisfy the purpose of providing good-quality Service to Suixian School.

2.2	For the purpose of providing Service, Tianjin Frank and Suixian School shall communicate on the all information relevant to its education operations.

Article 3 Service Fee

3.1	As for Service fee arising out of services provided by Tianjin Frank to Suixian School under herein (“Service Fee”), Suixian School shall pay the full amount of Service Fee to Tianjin Frank according to the following criterions:

(1)	An amount should be equal to respective percentage of annual income of Suixian School after deduction of operation costs confirmed by Tianjin Frank; and

(2)	The respective percentage of the Service Fee and the amount of Service Fee about special information service provided by Tianjin Frank from time to time upon request of Suixian School shall be negotiated by the Parties according to specific situation.

3.2	The Parties agree to pay the Service Fee in accordance with the following provisions:

(1)	Suixian School shall pay to Tianjin Frank Service Fee of the last year based upon the education operations revenue, costs of the last year and calculated ratio of the Service Fee. Suixian School shall pay to Tianjin Frank the aforesaid Service Fee of last year under provisions of Article 3.1(1) prior to the date of March 10 respectively of each year.

(2)	The Parties should account service fee payable in fact based on Suixian School’s education operations revenues and costs of the last year confirmed by the auditor report issued by PRC certified public Accountants Firm (“Accountants Firm”) agreed by both Parties after each of fiscal year. Suixian School undertakes that Suixian School should provide all of relevant information and co-operation to Accountants Firm and incurs Accountants Firm to complete the audit report within 30 days after each of fiscal year and provide the relevant audit report to both parties.

3.3	Both parties agree that without prejudice to each party’s normal business in case Suixian School pay service fee to Tianjin Frank. For the foregoing purposes, Tianjin Frank may agree that Suixian School may delay to pay the Service Fee, or upon the agreement of the parties, may amend payment calculated and collected ratio and /or the amount of the service fee under the Article 3.1 in written.

3.4	Suixian School shall pay the full amount of all Service Fee in time to the bank account designated by Tianjin Frank in accordance with the provision of Article 3 hereunder. In the event that Tianjin Frank changes its bank account, Tianjin Frank shall give written notice to Suixian School in advance of seven (7) working days.

Article 4 Obligations of Suixian School

4.1	Suixian School shall not sign any similar agreements with any other third party or in any other form, or accept the same or similar services by such third party, without the prior written consent of Tianjin Frank.

4.2	For purpose of convenience for providing service to Suixian School, Suixian School shall provide Tianjin Frank with the information timely as Tianjin Frank request.

4.3	Suixian School should pay Tianjin Frank in full duly under Article 3 of this Agreement, and pay any other payment due fully and timely arising out of ordinate legal education operations. If Suixian School fail to perform its obligation exceed 5 days after mature date, Tianjian Frank is entitled to request Suixian School to calculate and pay any or all of services fee in full under this Agreement without any delay.

Article 5 Confidentiality

5.1	Regardless of the termination of this Agreement, the Parties shall be obliged to keep in confidence the following information: the business secret, proprietary information and all other information with the nature of confidentiality of the other Party known to or received in connection with the execution and performance of this Agreement (hereinafter collectively as the “Confidential Information”). Unless with the prior written agreement of the other Party, or the regulation of relevant laws or bylaws or request to disclose to the third party of a listing company, the Party receiving Confidential Information shall not disclose any Confidential Information to any third party; and except for the purpose of performance of this Agreement, the Party receiving Confidential Information shall not use any Confidential Information directly or indirectly.

5.2	The following information is not Confidential Information:

(a)	Any information proved by written evidence that receiving party knew or aware of through legal method before;

(b)	Any information entering in public domain not as a result of the fault of receiving party;

(c)	Any information acquired by receiving party through other legal methods after the receiving of Confidential Information.

5.3	Receiving party may disclose Confidential Information to related staffs, agents or professional personal, provided that receiving party shall ensure the above persons abide by the relevant terms and conditions under this Agreement, and shall assume any liability arising from breach of relevant terms and conditions under this Agreement by the above persons.

Article 6 Representations and Warranties of Both Parties

6.1	Suixian School hereby represents, warrant and undertake as follows:

6.1.1	It is a private non-enterprise entity duly registered and validly existing under the PRC Law. It has full and independent legal status and legal capacity to execute, deliver and perform this Agreement and may act independently as a subject of actions.

6.1.2	It has full power and authority to execute and deliver this Agreement and all the other documents related to the transaction contemplated herein and are to be executed by them, and they have the full power and authority to complete the transaction herein.

6.1.3	At the time of effectiveness of this Agreement, it has all and complete permit of running a school, and has full power and qualification to carry on its education operation as now conducted.

6.1.4	It will notify Tianjin Frank timely of the situation of the material adverse effect which may affect its education operation adversely and try its best to prevent such situation from occurring and/or the losses from expanding.

6.1.5	It shall not transfer, or dispose of any material Assets or change the shareholders structure in other methods (except for those occur in ordinary running), or create any encumbrances or third party restrictions on any Significant Assets without prior written consent of Tianjin Frank.

6.1.6	It shall not increase or reduce its registered capital, divide or merge with any other entity without the written consent of Tianjin Frank.

6.1.7	It shall not enter into any other Significant Agreements in conflict with the Agreements without the written consent of Tianjin Frank.

6.1.8	It shall not agree or cause Suixian School to lend or borrow any loan, or provide guarantee or other forms of security arrangements, or undertake any material obligations other than in the ordinary course of education operation without the written consent of Tianjin Frank.

6.2	Tianjin Frank hereby represents and warrants as follows:

6.2.1	The Company is a limited liability company duly registered and validly existing under the PRC Law, with an independent corporate legal person status. The company has full and independent legal status and legal capacity to execute, deliver and perform this Agreement and may act independently as a subject of actions.

6.2.2	The Company has full power and authority to execute and deliver this Agreement and all the other documents related to the transaction contemplated herein and are to be executed by them, and they have the full power and authority to complete the transaction herein.

Article 7 Term of Agreement

7.1	The Parties hereby confirm that this Agreement shall be effective through official signing and seal of the Parties. Unless both Parties agree to terminate this Agreement, the term of this Agreement is ten (10) years, and when expiration of the term is due, this Agreement may extend to another ten years upon request of Tianjin Frank.

7.2	After the termination of this Agreement, the rights, obligations and responsibilities already arising yet not fully performed between the Parties before the termination of this Agreement shall not be affected, and the obligations under Article 5 of this Agreement shall be binding continuously.

Article 8 Indemnification

Suixian School shall indemnify Tianjin Frank for any losses caused by any lawsuit, arbitrations, claims or other demands against Tianjin Frank by any third party arising from or caused by the conclusion and performance of this Agreement, except where such losses, injury, obligation or expenses arise from the gross negligence or willful misconduct of Tianjin Frank. Suixian School also represents and warrants that, where Suixian School suffers losses caused by any lawsuit, arbitrations, claims or other demands against Suixian School arising from or caused by the conclusion and performance of this Agreement, Suixian School shall assume such losses by itself and shall not claim against Tianjin Frank for paying any losses.

Article 9 Notices

9.1	Any notice, request, demand and other correspondences required by or made in accordance with this Agreement shall be in writing and delivered to the relevant Party.

9.2	The above notice or other correspondences shall be deemed to have been delivered upon delivery when it is transmitted by facsimile or telex; or upon handed over to the receiver when it is delivered in person, or on the fifth (5) day after posting when it is delivered by mail.

Article 10 Default Liability

10.1	The Parties agree and confirm that, if any Party (hereinafter “Default Party”) breaches any term materially under this Agreement, or materially fails to perform any obligation under this Agreement, Non-Default Party is entitled to request Default Party to modify or take other remedial measures within reasonable time. If Default Party still not make modification or take remedial measures within reasonable time or within 15 days after Non-Default Party notify default Party and make modification request, Non-Default Party may choose, in its sole determination (1) terminate this Agreement and request Default Party to pay for all damages, or (2) request Default Party to perform the obligations under this Agreement by compulsion and request Default Party to pay for all damages.

10.2	Notwithstanding the regulation of Article 10.1, the Parties agree and confirm that, Suixian School shall not request to terminate this Agreement by any reason in any condition, unless there are other regulations under the Law or this Agreement.

10.3	Notwithstanding any other provisions herein, the validity of this Article shall survive the suspension or termination of this Agreement.

Article 11 Force Majeure

Where the party affected by a Force Majeure Event such as government actions, acts of God, fire, explosions, storms, flood, earthquakes, tides, lightning or war which is unforeseeable, unavoidable and uncontrollable directly causing one Party non-performance or non-conforming performance of this Agreement, the Party shall notify the other party of such “Force Majeure Event” immediately by facsimile transmission and provide proving documents of reasons of delay-performance or non-performance of this Agreement within 30 days, and such proving documents shall be notarized by notarization institution of the place of Force Majeure occurrence. And the Parties shall negotiate whether to exempt part performance or render delay performance according to the influence extent of Force Majeure to this Agreement. Both Parties shall not assume any indemnification liabilities for economic losses arising from Force Majeure.

Article 12 Miscellaneous

12.1	This Agreement is in Chinese language in two (2) counterparts with each Party hereto holding one.

12.2	The execution, effectiveness, performance, amendment, interpretation and termination of this Agreement shall be governed by PRC laws.

12.3	Any disputes arising hereunder and in connection herewith shall be settled through consultations among the Parties, and where no agreement regarding such disputes can be reached by the Parties within thirty (30) days after their occurrence, such disputes shall be submitted to China International Economic and Trade Arbitration Commission for arbitration in Beijing in accordance with the arbitration rules thereof, and the arbitration award shall be final and binding on all the Parties.

12.4	Any rights, powers and remedies entitled to the Parties by any provisions herein shall not preclude any other rights, powers and remedies entitled to such Party in accordance with laws and other provisions under this Agreement, and the exercise of its rights, powers and remedies by a Party shall not preclude its exercise of its other rights, powers and remedies.

12.5	No failure or delay by a Party to exercise any of its rights, powers and remedies hereunder or in accordance with laws (hereinafter, the “Rights”) shall be construed as a waiver of such Rights, and the waiver of any single or partial Party’s Rights shall not preclude its exercise of such Rights in any other way and its exercise of other Rights.

12.6	The headings herein are for reference only, and shall not be used for or affect the interpretation of the provisions hereof.

12.7	Each term contained herein shall be severable and independent from other provisions, and if at any time any term or terms herein is held to be invalid, illegal or unenforceable, the validity, legality or enforceability of all other provisions herein shall not be affected as a result thereof.

12.8	This Agreement, upon its execution, supersedes any other legal documents executed by the Parties with respect to the same subject hereof. Any amendments or supplements to this Agreement shall be made in writing and shall become effective upon due execution by the Parties hereto.

12.9	Suixian School shall not assign any of their rights and/or obligations hereunder to any third parties without the prior written consent from Tianjin Frank and Tianjin Frank is entitled to assign any of its rights and/or obligations hereunder to any of its designated third parties upon written notice to Suixian School within the scope permitted by law.

12.10	This Agreement shall be binding on the assignees or legal successors of the Parties.

12.11	The Parties will undertake to legally apply and pay for taxes of the deals under this Agreement respectively.

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Branch of Suixian Senior High School (Chop)

Tianjin Frank Education Consultancy Co., Ltd (Chop)